Exhibit 23.5

FLETCHER SPAGHT, INC.

December 20, 2006

We hereby consent to the use of our firm’s name, Fletcher Spaght, in the Registration Statement on Form S-1 to be filed by VeriChip Corporation with the Securities and Exchange Commission and any amendments thereto, and to the inclusion of the references to our study commissioned by VeriChip Corporation in the Prospectus which is part of the said Registration Statement on Form S-1 and any amendments thereto.

Very truly yours,

FLETCHER SPAGHT, INC.

By: /s/ R. John Fletcher

      Name: R. John Fletcher

      Title:    CEO

222 BERKELEY STREET        BOSTON, MA 02116-3761        (617) 247-6700        FAX (617) 247-7757